UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                     November 18, 2005 (November 14, 2005)

                            CAPITAL GOLD CORPORATION
                            ------------------------
             (Exact name of registrant as specified in its charter)

               Nevada                0-13078            13-3180530
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       (state or other juris-      (Commission       (I.R.S. Employer
      diction of incorporation)    File Number)     (Identification No.)

                 76 Beaver Street, New York, NY           10005
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               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (212) 344-2785
                                                           --------------

          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Section 8 - Other Events

Item 8.01 Other Events.

As noted in our Current Report on Form 8-K filed on February 2, 2005 we mandated Standard Bank Plc, formerly, Standard Bank London Limited ("Standard Bank") as the exclusive arranger of a project finance facility of up to US$10 million for our El Chanate gold mining project in Sonora State, Mexico and associated hedging. On November 14, 2005, we received a commitment letter from Standard Bank informing us that its credit committee had approved the Standard Bank's arranging and providing for a senior project finance facility for up to US$12 million for the development of our El Chanate project.

The terms and conditions contained in the commitment letter and the term sheet attached thereto are indicative only and actual funding is subject to the negotiation of and execution of satisfactory definitive documents as well as satisfaction of certain conditions, including raising the additional funds necessary for construction and working capital, there occurring no events that materially adversely affect our business, operations or financial condition and there being no material deterioration in the gold price. The commitment expires on January 31, 2006 if not funded by that date.

According to the term sheet included with the commitment letter, Minera Santa Rita S. de R.L. de C.V. and Oro de Altar S. de R. L. de C.V., two of our wholly-owned Mexican subsidiaries (the "Borrowers"), will borrow up to US$12 million from Standard Bank. The loan proceeds will be used to fund project costs related to the El Chanate project . The loan will mature in five years after the closing date and bear interest at 4% plus the 1,2,3 or 6 month Libor rate. The loan will be repayable in 14 quarterly installments commencing on a date to be determined. In addition, on each installment date, we will be required to apply 50% of excess cash flow towards prepayment of the loan. The loan will be secured by all shares and all of the assets of the Borrowers, The loan will also be supported by our guarantee and we will be required to maintain a minimum cash liquidity balance in an amount to be determined.

We (the Borrowers and/or us) will be required to deposit all cash proceeds we receive from operations and other sources in an off-shore proceeds account, which will be subject to Standard Bank's security interest. Absent default by us under the finance documents, funds from this account will be used for specific purposes such as approved operating costs, budgeted capital expenditures, hedging costs and funds payable to Standard Bank under the finance documents. As additional security, we also will be required to fund an offshore debt service account ("DSRA") and maintain a minimum balance of US$1,800,000.

We will be required to meet and maintain certain financial covenants and conform to certain customary affirmative and negative covenants, such as restrictions on sale of assets. We also will be required to enter into a gold price protection program that mitigates the risk of downward movement in gold prices by entering into an acceptable hedging program and we will need to structure a hedging program to mitigate interest rate risk and foreign exchange risk, all in a manner satisfactory to Standard Bank.


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The facility will close and funding will be available upon satisfaction of certain conditions precedent. In addition to customary conditions precedent such as execution of definitive documents, the absence of events of default and satisfactory representations and warranties, closing and funding of the facility will be subject to: (i) Standard Bank's determination that we have hired appropriate additional management to provide construction, operations and financial management and oversight; and (ii) our raising sufficient equity funding, net of expenses, that, along with cash on hand, is adequate to cover all required project equity contributions, pre-completion funding of the DSRA and other cash requirements prior to Economic Completion (the date upon which Standard Bank determines that all covenants and completion conditions have been met over a period of 90 consecutive days and are sustainable over the life of the project), and to meet a certain minimum liquidity balance to be determined by Standard Bank.

Pursuant to the original mandate in February 2005, we issued to Standard Bank 1,000,000 common stock purchase warrants and paid certain upfront fees. Pursuant to the Commitment letter, we paid Standard Bank additional upfront fees consisting of cash and 1,000,000 shares of our common stock. In addition, on the closing date we will be required to deliver to Standard Bank as an additional upfront fee cash, an additional 1,000,000 shares of common stock and an additional 12,600,000 common stock purchase warrants. We have will be required to register the shares issued to Standard Bank and the shares issuable upon exercise of the warrants.


Section 8 - Other Events

Item 8.01 Other Events.

At our Special Meeting of Stockholders on November 18, 2005, stockholders approved the following:

Approval of a change in our state of incorporation from Nevada to Delaware.

For: 53,080,202   Against: 191,385  Abstain: 44,816  Broker nonvotes: 20,614,580

Approval of an amendment of our Certificate of Incorporation to increase the authorized number of shares of common stock from 150,000,000 shares to 200,000,000 shares.

For: 71,479,919   Against: 1,692,105        Abstain: 758,999

Total shares voted: 73,931,023 out of 95,969,214 eligible to vote.


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Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)      Exhibits

The following Exhibit is filed as part of this report:

Exhibit No.                Description
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99.1                       Press Release dated November 15, 2005.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    CAPITAL GOLD CORPORATION


November 18, 2005                   By:    /s/ Jeffrey W. Pritchard
                                           ------------------------------------
                                           Jeffrey W. Pritchard , Vice President


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